Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (333-161923) of ONEOK Partners, L.P. of our report dated February 23, 2010 relating to the consolidated balance sheet of ONEOK Partners GP, L.L.C., which appears as an Exhibit to the ONEOK Partners, L.P. Form 10-K dated February 23, 2010.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma
February 23, 2010